EXHIBIT 99.1

Live Nation Entertainment Chief Financial Officer Kathy Willard to Retire

Live Nation Entertainment Plans for Joe Berchtold to Assume CFO Role

May 6, 2021 – Los Angeles, CA – Live Nation Entertainment, Inc. (NYSE: LYV) today announced that Chief Financial Officer Kathy Willard has decided to retire after nearly twenty-five years at the company effective June 30th, 2021. The company is planning for Joe Berchtold, who currently serves as Live Nation’s President, to assume the role of President and CFO. Willard will consult on the transition and remain with the company as an advisor to the management team.

“Kathy has been here since day one of Live Nation, and on behalf of the entire team, I want to thank her for her remarkable dedication and enormous contributions to our company,” said Michael Rapino, President and CEO. “Kathy’s leadership, vision and financial expertise have driven more than two decades of growth and will forever be part of Live Nation’s journey.”

“It has been an honor to have worked for this innovative and exciting company for so many years,” said Willard. “I am truly grateful to my Live Nation colleagues for their partnership, knowledge and friendship. I am proud of the work we have done to position the company for future financial success, and as we return to live shows, I know Joe will do an excellent job leading the company’s finances during one of the most important times in the company’s history.”

Berchtold plans to transition to the role of both President and CFO effective July 1st.

“Joe has always been intricately involved in our financial planning process and we’re happy to have someone who already knows our business so well stepping into this role,” Rapino said. “Over the past year we’ve been obsessed with improving our business however we can and we’re heading into the return of shows as we have deepened our executive team to provide more leadership on strategy, operations, and innovation than ever before. This will allow Joe to take on our CFO role and together, we will continue to focus on maintaining a strong financial position while ensuring that Live Nation is ready to resume live shows as soon as possible.”

"I'm grateful for the opportunity to have worked so closely with Kathy for over a decade, particularly over the past year as we prepared for this transition," said Berchtold. "I look forward to taking a deeper focus on our financial operations and continuing to lead Live Nation alongside Michael and our incredible global executive team."

As the Chief Financial Officer & Executive Vice President for Live Nation Entertainment, Willard has spent the past 14 years managing the finances for the world’s largest live entertainment, ticketing and eCommerce company. Willard oversaw ten consecutive record years of growth at Live Nation Entertainment from 2010 to 2019. She was also known for being a champion of women in the music industry, offering guidance and mentorship to help others follow in her footsteps. Willard was appointed CFO in September 2007 following nine years at the company in various roles including Executive Vice President and Chief Accounting Officer. Willard started her career with Arthur Andersen in 1988, where she worked in audit for five years before beginning her accounting and finance career. She graduated with a Bachelor’s degree in Business Administration with the highest honors from the University of Oklahoma and is a Certified Public Accountant.

Berchtold has served as President of Live Nation since 2017 after joining the company in 2011. As President, Berchtold oversees a number of corporate functions and leads many of the company’s performance improvement and strategic initiatives. Previously, he was President of Technicolor Creative Services, and before that a partner with McKinsey and Company. Berchtold graduated with a B.A. in Economics from Pomona College and earned a Master of Business Administration from Harvard University, where he was a Baker Scholar and Loeb Fellow.

About Live Nation Entertainment
Live Nation Entertainment (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts and Live Nation Media & Sponsorship. For additional information, visit www.livenationentertainment.com.